                                                                   Exhibit 10.37



                            ASSET PURCHASE AGREEMENT
                            ------------------------


This Asset Purchase Agreement, dated as of August 1, 1997 ("this Agreement"), by and between New System Ltd., a Cayman Islands corporation (the "Buyer"), and Papnet Far East Ltd., a Taiwan corporation (referred to herein as the "Seller") and each of the stockholders of the Seller set forth on the signature page hereto (collectively the "Taiwan Stockholders"). Capitalized terms in this Agreement shall have the meanings set forth in Section 9 herein.


WHEREAS the Seller is in the business of providing PAPNET(R) Testing Services in Taiwan;


WHEREAS the Buyer desires to purchase the Assets from the Seller and the Seller desires to sell the Assets to the Buyer on the terms and conditions of this Agreement;



NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained of which the adequacy and sufficiency of such consideration is expressly acknowledged by the Buyer and the Seller, the parties hereto agree as follows.


1.   BASIC TRANSACTION.
     ------------------

(a)  Purchase and Sale of the Assets.
     --------------------------------

     On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller the Assets, and the Seller agrees to sell, convey, deliver, assign and transfer to the Buyer, the Assets free and clear of all Encumbrances at the Closing for the consideration specified in paragraph (c) below in this Section 1.

(b)  Effective Time.
     --------------

     This Asset Purchase Agreement, when executed by the parties hereto, shall be effective as of August 1, 1997, and such date shall be the "Effective Time."



(c)  Purchase Price.
     --------------

     (i) At the Closing, upon the terms and subject to the conditions set forth herein, as full consideration for the sale, transfer, assignment, conveyance and delivery of the Assets, Buyer shall pay and deliver to the Seller US$391,000 (three hundred ninety one thousand United States Dollars, and referred to herein as the "Adjusted Purchase Price").

     (ii) The Seller shall retain all outstanding receivables payable to the Business up to and including July 31, 1997. Buyer shall be entitled to and assume ownership of any and all receivables payable to the Business at the Effective Time.



(d)  The Closing.
     -----------

     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously at the offices of the Seller in Taiwan and the Buyer in the State of New York upon the execution of this Agreement in counterpart by facsimile, and the actual execution exemplars of each such facsimile signature shall be immediately therewith forwarded and delivered to the other Parties hereto by express delivery service.



(e)  Deliveries At And Prior to the Closing.
     --------------------------------------

     At the Closing, (i) the Seller will execute, acknowledge and deliver to the Buyer the various Exhibits, Schedules, certificates, instruments, and documents referred to herein, including but not limited to, (1) one or more bills of sale, in the form attached hereto as Exhibit A, conveying in the aggregate all of Seller's owned personal property included in the Assets;
     (2) a receipt for the delivery from Buyer to Seller of the consideration required herein in the form attached hereto as Exhibit B; (3) any other material third party consents required for the valid transfer of the Assets as contemplated by this Agreement; (4) resolutions adopted by the board of directors of Seller and resolutions or written consents of the Stockholders, certified by Seller's corporate secretary (as applicable), authorizing and approving this Agreement, the ancillary agreements, the other documents and instruments described herein, and the transactions contemplated hereby and thereby, and such other documents and certificates of Seller's officers as Buyer may reasonably request to establish satisfaction of closing conditions or otherwise; and (5) such other instruments and documents as shall be reasonably requested by Buyer to vest in Buyer title in and to the Assets in accordance with the provisions hereof, such other instruments of sale, transfer and conveyance satisfactory to the Buyer as shall be effective for Buyer to take full, valid and enforceable right, title and ownership interest of the Assets and such other documents that Buyer may reasonably request, provided, however, that copies of all of the foregoing
                         --------  -------
     documents shall have been delivered in advance to Buyer for a reasonable period of time to allow for inspection thereof prior to Closing; and (ii) Buyer will deliver to the Seller the consideration specified in Section 1(c) above in accordance with the wire transfer instructions provided to Buyer by Seller.



(f)  Assumption of Liabilities.
     --------------------------

     On and subject to the terms and conditions of this Agreement, the Buyer shall not assume any Liabilities of Seller with respect to the Business which have been recorded, accrued, or otherwise incurred on or prior to the Effective Time.


(g)  Excluded Liabilities.
     ---------------------

     Buyer shall not assume, or otherwise be responsible for, any Liabilities or obligations of Seller, whether actual or contingent, matured or unmatured, liquidated or unliquidated, or known or unknown, arising out of occurrences prior to the Effective Time ("Excluded Liabilities"). Seller hereby acknowledges that it is retaining all Excluded Liabilities and Seller shall pay, discharge and perform all Excluded Liabilities promptly when due.



(h) The Parties agree to allocate the Adjusted Purchase Price (and all other capitalizable costs) among the Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Schedule C.

2.   REPRESENTATIONS AND WARRANTIES OF THE SELLER.
     --------------------------------------------


     The Seller represents and warrants to the Buyer as of the Closing Date, the following statements are correct, true and complete in all respects except where otherwise qualified or as may be set forth in a disclosure schedule arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 2 and attached hereto (each, a "Disclosure Schedule") and the Seller has no Knowledge that any of the following statements contains a material misstatement or omission:



     (a)  Organization and Authorization.
          ------------------------------

          The Seller is a corporation duly organized, validly existing, and in good standing under the laws of Taiwan. The Seller has the full corporate power and authority to conduct its Business as and where such Business has been and is now being



                  [Agreement Continues on the Following Page] conducted. Copies of the charter and organizational documents heretofore delivered to Buyer are accurate and complete as of the date hereof.



     (b)  Authorization of Transaction.
          ----------------------------

          The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and all related documents and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the board of directors of the Seller have duly authorized the execution, delivery, and performance of this Agreement by the Seller as set forth in the resolutions attached hereto. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller has obtained all waivers, consents and approvals, a list of which appear on the attached Schedule 2(b), which are required or necessary for the consummation of all aspects of this transaction.



     (c)  Noncontravention.
          -----------------

          The execution and the delivery of this Agreement and any related documents, and the consummation of the transactions contemplated hereby and thereby, and all waivers, consents and permits obtained in connection herewith and therewith, will not materially (i) violate any charter, organizational, governmental or contractual document or obligation of the Seller, (ii) conflict with, result in a breach of, constitute a default under, or result in the termination, or accelerate the performance required by, or create any Encumbrance upon, any of the Assets, under the terms, conditions, or provisions of any agreement or other arrangement to which the Seller is a party or by which it is bound or which it is subject to, or (iii) result in Material Adverse Consequences with respect to any of the Assets. No consent or approval of, notice to, or filing with any governmental authority is required to be made by Seller to permit Seller to sell the Assets to Buyer and no consent of a notice to any person or entity is required for the assignment or sublease of any Contract or Lease to Buyer.

     (d)  Title to Assets and Good Repair.
          --------------------------------

          The Seller owns or is otherwise legally entitled to the use and possession of the Assets, free and clear of any Encumbrance other than those listed on Schedule 2(d) attached hereto and, with respect to tangible assets, the Assets are in good working order and repair, ordinary wear and tear excepted.



     (e)  Joint Ventures and Operating Units.
          -----------------------------------

          The Seller has no subsidiary companies. There are no Partnerships or Joint Ventures in effect as of Closing Date as between the Seller and any third party Persons.



     (f)  Financial Statements and Receivables
          ------------------------------------

          Attached hereto as Schedule 2(f) are the following financial statements (collectively, the "Financial Statements"): (i) audited and unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended from inception of the Business to July 31, 1997 (the fiscal year ended December 31, 1996 referred to herein as the "Most Recent Fiscal Year End") for the Seller; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the month ended July 31, 1997 (the "Most Recent Financial Statements") for the Seller. The Financial Statements and the Closing Financial Statement (including the notes thereto on each) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, are correct and complete, and are consistent with the books and records of the Seller (which books and records are correct and complete). All material notes and accounts receivable of the Seller are reflected properly on their respective books and records, are valid receivables subject to no material setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller.



     (g)  Legal Compliance.
          ----------------

          The Seller has (i) complied and is in compliance with all applicable laws and regulations in Taiwan, (ii) no Material Adverse Consequences are known, filed or commenced against the Seller with respect to any failure so to comply, unless singly or in the aggregate noncompliance would not have Material Adverse Consequences for the Seller, and (iii) Seller has all permits required to conduct the Business as now being conducted, such permits set forth on Schedule 2(g) hereto.

     (h)  Tax Matters.
          -----------

          The Seller has filed all Tax Returns that it was required to file in Taiwan. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Seller (whether or not shown on any Tax Return) in Taiwan have been paid. The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No Seller director or officer (or employee responsible for Tax matters) of the Seller expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. Except as set forth on Disclosure Schedule 2(h), there is no audit, dispute or claim concerning any Tax Liability of any of the Seller and there is no Basis for any such action. The Seller has delivered to the Buyer materially correct and complete copies of all income Tax Returns filed by the Seller since inception. The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The Seller has not entered into any tax sharing or similar agreements.

     (i)  Business Operation and Preservation.
          -----------------------------------

          The Assets constitute all of the assets used in the Ordinary Course of Business of the Seller. Since December 1, 1996, the Seller has operated its Business in good faith in the Ordinary Course of Business; the Seller has not engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business. The Seller has kept its Business and properties intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, agents, Affiliates, contractors and employees; there has been no adverse change in the Business relationship of the Seller with any customer or supplier which is material to the Business or financial condition of the Seller.



     (j)  Real Property.
          -------------

          (i) Disclosure Schedule 2(j) lists all real property that any of the Seller owns.

          (ii) Disclosure Schedule 2(j) lists and describes briefly all real property leased or subleased to the Seller (including the duration of each such lease). The Seller has delivered to the Buyer materially correct and complete copies of the leases and subleases listed in Disclosure Schedule 2(j). With respect to each lease and sublease listed in Disclosure Schedule 2(j):

               (1) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

               (2) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, including, but not limited to paragraph (g) of Section 6;
               (3) all facilities leased or subleased thereunder have received all waivers, consents and approvals of any third parties or governmental authorities (including licenses and permits), as the case may be, required in connection with the operation thereof;

               (4) all such facilities have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects; and

               (5) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the lease agreement.



     (k)  Intellectual Property.
          ---------------------

          (i) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property reasonably necessary for the operation of the Businesses of the Seller as presently conducted;

          (ii) The Seller does not know of any Person who has, interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties.



     (l)  Contracts.
          ----------

          Disclosure Schedule 2(l) lists all material contracts, agreements and other understandings to which any of the Seller is a party (including
          oral agreements).   The Seller has delivered to the Buyer a materially
          correct and complete copy of each written agreement listed in Disclosure Schedule 2(l) (each, as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Disclosure Schedule 2(l). In all material respects, each such agreement:

          (1) is legal, valid, binding, enforceable, and in full force and effect;

          (2) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

          (3) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and

          (4) all waivers, consents and approvals of any third parties or governmental authorities have been obtained (including any licenses and permits required directly or indirectly in connection therewith) with respect to any such agreements.



     (m)  Insurance.
          ----------

          Disclosure Schedule 2(m) briefly describes each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety or similar arrangements) to which the Seller is a party, a named insured, or otherwise the beneficiary of coverage at any time since inception. With respect to the material aspects of each such insurance policy:

          (1) the policy is legal, valid, binding, enforceable, and in full force and effect;

          (2) the policy is assignable and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

          (3) the Seller is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy;

          (4) all waivers, consents and approvals of any third parties and/or governmental authorities have been obtained (including any licenses and permits required directly or indirectly in connection therewith) with respect to the transfer and assumption of any such insurance. Disclosure Schedule 2(m) describes any self-insurance arrangements affecting the Seller;

          (5) the policy includes reasonable and customary tail coverage for similarly situated companies; and

     (n)  Litigation.
          -----------

          Disclosure Schedule 2(n) sets forth each instance in which any of the Seller is subject to any material outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is a party or, to the Knowledge of the Seller, is threatened to be made a party to any material action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.



     (o)  Employees and Employee Benefits.
          -------------------------------

          Disclosure Schedule 2(o) sets forth the name of each employee, consultant, agent or representative of the Seller and the principal place of business of such person. Disclosure Schedule 2(o) lists each material employee non-cash compensation plan, retirement plan, material fringe benefit plan or similar program, other than ordinary cash compensation, that the Seller maintains or to which the Seller contributes.



     (p)  Environment, Health, and Safety.
          -------------------------------

          Except as set forth on Disclosure Schedule 2(p), (i) the Seller has materially complied with all Environmental, Health, and Safety Laws, and such has no Knowledge or Basis for Knowledge that any material action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed, commenced or is threatened against the Seller alleging any failure so to comply.



     (q)  Capitalization, Stock Ownership and Records
          -------------------------------------------

          The authorized capital stock of the Seller consists of [Chinese
                                                                 --------
          Characters] shares of NT$ [Chinese Characters] par value per share,
          -----------               --------------------
          all of which have been issued and are fully paid up. The Seller's corporate minutes, books and records are complete and correct in all material respects, and accurately and fairly reflects the activities of the Business in reasonable detail, and have been maintained in accordance with good business practice and all applicable material laws, regulations and other legal requirements. Prior to the execution and delivery of this Agreement, the Seller has made available to Buyer all of these books and records and all other documents relating to the Business of the Seller.



     (r)  Undisclosed Liabilities.
          ------------------------

          Other than Excluded Liabilities, Seller has no material liabilities, obligations or commitments of any nature (whether absolute, accrued, contingent or otherwise and whether matured or unmatured), including without limitation Tax liabilities due or to become due, except (a) liabilities which are reflected and reserved against on the Most Recent Financial Statement which have not been paid or discharged since the date thereof, (b) liabilities arising under Contracts, Leases, letters of credit, purchase orders, licenses, permits, purchase agreements and other agreements, business arrangements and commitments described in the Disclosure Schedule (and under those Contracts which are not required to be disclosed on the Disclosure Schedule).



3.  REPRESENTATIONS AND WARRANTIES OF THE BUYER.
    -------------------------------------------



     The Buyer represents and warrants to the Seller that the statements contained in this Section 3 are correct and complete in all respects as of the Closing Date except where qualified otherwise and the Buyer has no Knowledge that any of the following statements contains a material misstatement or omission:



     (a)  Organization of the Buyer.
          -------------------------

          The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.



     (b)  Authorization of Transaction.
          ----------------------------

          The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and all related documents and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the board of directors of the Buyer have duly authorized the execution, delivery, and performance of this Agreement by the Buyer.



     (c)  Noncontravention.
          -----------------

          The execution and the delivery of this Agreement, and the consummation of the transactions contemplated hereby, and all consents and permits obtained in connection herewith and therewith, will not materially (i) violate any organizational, governmental or contractual obligation of the Buyer, (ii) conflict with, result in a breach of, constitute a default under any agreement or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, or (iii) or result in Material Adverse Consequences with respect to the Buyer.



4.   CONDITIONS TO OBLIGATION TO CLOSE.
     ---------------------------------


     (a)  Conditions to Obligation of the Buyer.
          ---------------------------------------

          The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties of Section 2 above shall be true, correct and complete in all respects, except where otherwise qualified or as may be set forth in a Disclosure Schedule attached hereto and none of such statements or disclosures shall contain a material misstatement or omission as of the Closing Date;

          (ii) The Seller shall have performed and complied with all of their covenants hereunder through the Closing;

          (iii) the Seller shall have procured any and all material third party or governmental consents or authorizations required to consummate the transactions contemplated herein;

          (iv) no material action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any jurisdiction against the Seller;
          (v) The individuals listed on the attached Schedule D shall have entered into Employment Agreements and each of the same shall be in effect simultaneously at the Closing;
          (vi) the Seller shall have delivered to Buyer an officer's certificate and Secretary's Certificate, each in the form of Exhibit C and Exhibit D, respectively, attached hereto; and

          (vii) the Seller shall have delivered such other documents as the Buyer may reasonably request on or prior to the Closing Date to consummate the Closing of this Agreement and the transactions contemplated herein.



     (b)  Conditions to Obligation of the Seller.
          --------------------------------------

          The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3 above shall be true, correct and complete in all respects, except where otherwise qualified and none of such statements or disclosures shall contain a material misstatement or omission as of the Closing Date;

          (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) the Buyer shall deliver the Adjusted Purchase Price; and

          (iv) the Buyer shall deliver such other documents as the Seller may reasonably request on or prior to the Closing Date to consummate the Closing of this Agreement and the transactions contemplated herein.

5.   REPRESENTATIONS AND WARRANTIES OF THE TAIWAN STOCKHOLDERS
     ---------------------------------------------------------



     Each Taiwan Stockholder warrants to the Buyer individually, not jointly, that as of Closing Date:



     (a) The Taiwan Stockholder is not aware of any liability of the Seller that has not been disclosed to in writing to the Buyer.



     (b) Where a Taiwan Stockholder has acted in an executive capacity on behalf of the Seller he or she has not, except in the Ordinary Course of Business, taken any action to create any legal Liability on behalf of the Seller.



     (c) Where a Taiwan Stockholder has not acted in an executive capacity on behalf of the Seller he has not taken any action to create any legal Liability on behalf of the Seller.



     (d) If the Taiwan Stockholder is a corporation, the Taiwan Stockholder is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.



     (e) In the event that any Taiwan Stockholder breaches any of its representations, warranties or covenants contained in this Agreement, such Taiwan Stockholder individually, not jointly, such that one Taiwan Stockholder agrees to indemnify hold harmless and defend the Buyer from and against the entirety of any Material Adverse Consequences the Buyer may suffer so long as provided the Buyer makes a written claim for indemnification against such Taiwan Stockholder and such Material Adverse Consequences arise during the survival period of this Agreement, resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), provided, however, that such Taiwan Stockholder shall not be liable
          --------  -------
          for a breach of the warranty set forth in this Section

          5 except where there has been fraud or deliberate concealment on his part.



     (f) The Taiwan Stockholder has full power and authority (including, if the Taiwan Stockholder is a corporation, full corporate power and authority) to execute and deliver this Agreement and all related documents and to perform his or her obligations hereunder and thereunder. Without limiting the generality of the foregoing, for each Taiwan Stockholder that is a corporation, the board of directors and the stockholders of such corporation have duly authorized the execution, delivery, and performance of this Agreement and such Taiwan Stockholder has obtained all waivers, consents and approvals in respect of its corporate capacity which are required or necessary for the consummation of this transaction. This Agreement constitutes the valid and legally binding obligation of the Taiwan Stockholder, enforceable in accordance with its terms and conditions.



     (g) The execution and the delivery of this Agreement and any related documents by the Taiwan Stockholder, the performance by the Taiwan Stockholder of his or her obligations hereunder and thereunder, the consummation of the transactions contemplated hereby and thereby, and all consents and permits obtained in connection herewith and therewith, will not materially, (i) violate any organizational, governmental or contractual obligation, or (ii) conflict with, result in a breach of, constitute a default under, result in Material Adverse Consequences under any agreement or other arrangement to which any of such Persons is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets); Each Taiwan Stockholder has obtained any and all waivers, consents or approvals required by any third parties or governmental authorities with respect to obligations under this Agreement and any related agreement executed by Taiwan Stockholder.



6.   POST-CLOSING COVENANTS.
     -----------------------

     The Seller and the Taiwan Stockholders agree as follows with respect to the period following the Closing.



     (a)  General.
          --------

          In case at any time after the Closing any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the transactions contemplated herein, as determined in Buyer's reasonable discretion, the Seller will take such further action (including the execution and delivery of such further instruments and documents), all at the sole cost and expense of the Buyer (unless the Buyer is entitled to indemnification as set forth below), including contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or similar circumstance.



     (b)  Transition.
          ------------

          The Seller and the Taiwan Stockholders will not solicit or take any action that is designed or intended to have the effect of discouraging any employee, lessor, licensor, customer, supplier, or other business associate of any of the Seller from maintaining the same business relationships with the Buyer after the Closing as such persons maintained with the Seller prior to the Closing, provided, however,
                                                           --------  -------
          that Seller may act in accordance with the provisions of the License Agreement without being deemed in breach of this clause (b).



     (c)  Confidentiality.
          ----------------

          The Seller and the Taiwan Stockholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly at Closing to the Buyer all tangible embodiments and all digital media copies of the Confidential Information which are in its, his or her possession.

     (d)  Covenant Not to Compete.
          -----------------------

          Except as provided in the License Agreement and/or an Employment Agreement with Buyer, for a period of three (3) years from and after the Closing Date, the Seller and the Taiwan Stockholders will not engage directly or indirectly including managing, financing, consulting, owning or being in the employment of any business of automated or semi-automated cytological testing (other than as a client of any company which is an Affiliate of Neuromedical Systems, Inc.), provided, however, that: (i) ownership of less than 5% of the
                 --------  -------
          outstanding stock of any publicly traded corporation, and/or (ii) ownership of any amount of stock of Neuromedical Systems, Inc., or any or its Subsidiaries, shall in either case be deemed not to be engaged by reason thereof in any of the business above described. If the final judgment of a court of competent jurisdiction declares that any term or provision of this paragraph is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this provision shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.



     (e)  Bulk Transfer and Tax Compliance Laws.
          --------------------------------------

          The parties agree to cooperate in taking such actions as may be necessary or appropriate to comply with applicable bulk sales law and/or sales or transfer Tax provisions in jurisdictions in which the Assets are situated or which may otherwise be applicable to the transactions contemplated hereby; provided, however, that Seller is
                                            --------  -------
          liable for and shall pay in full any amount owed under such laws and agrees to indemnify Buyer in accordance with the provisions of Section 7 for any amount paid by Buyer pursuant to such laws and for any losses or damages Buyer suffers as a result of any of the Parties failing to comply with any such laws.


     (f)  Name Change.
          ------------

          Seller shall take any and all action deemed reasonably necessary in the sole discretion of Buyer to establish new Chinese and English names for operation of the Business which shall be effective simultaneously upon termination of the License Agreement; such name changes shall include, but not be limited to, any and all required corporate, authorized, official, commercial, trade and/or assumed names, and any other name or mark of Seller or the Business that have a near resemblance thereto with respect to the Business. In addition, if deemed reasonably necessary by Buyer, Seller shall amend its Articles of Incorporation to change its corporate name. In accordance with the License Agreement, Buyer hereby grants to Seller, at the Effective Time, the right to continue to use any and all of Seller's authorized, official, commercial, trade and/or assumed names on existing packaging, stationery and purchase order forms and any other printed materials until the termination of the License Agreement or earlier if so notified by Buyer. Seller will take any and all further action reasonably necessary to carry out the foregoing name changes including, but not be limited to, the execution and delivery of such further instruments and documents, registration of such changed names with any and all required Taiwan legal authorities, and reasonable notice to each and every employee, lessor, licensor, customer, supplier, or other business associate of the Business so as to maintain the same business relationships with the Buyer after the name changes as such person maintained with the Business in the Ordinary Course of Business prior to such name changes.



     (g)  Subleases, Sublicenses and Subcontracts.
          ---------------------------------------

          Immediately prior to the termination of the License Agreement, Seller shall promptly take any and all action necessary to legally sublease, sublicense or subcontract, as the case may be, to Buyer, (i) each of the lease and contract agreements specified in paragraphs (j) and (l) of Section 2 above, each such sub-agreement to be legal, valid, binding, enforceable, and in full force and effect on identical terms to the respective agreement which is the subject of such sub-agreement.



     (h) Seller further covenants that it shall maintain itself as a corporation duly organized, validly existing, and in good standing under the laws of Taiwan, with full corporate power and authority to conduct business in Taiwan during the term of the License Agreement and during the terms of any and all sublicenses entered into pursuant to paragraph (g) above.



     (i) At or prior to the Closing, Seller shall procure reasonably adequate insurance for replacement of the Assets, such insurance to include coverage for continuation of the Business in the event of fire, flood, theft, or other similar event which would cause loss of the Assets or loss of use of the Business premises. Such insurance coverage shall be upon reasonable terms and conditions which are customary for similarly situated businesses purchasing similar types of risk coverage. The policy thereof shall be effective under the terms of the License Agreement, and shall be transferable to the Buyer upon termination of the License Agreement. Buyer shall reimburse Seller for the cost of such insurance policy in accordance with the terms of the License Agreement.



7.   INDEMNIFICATION.
     ---------------


     (a)  Survival.
          ---------

          All of the representations and warranties of the Buyer, the Seller, the Seller and the Taiwan Stockholders contained in this Agreement shall survive the Closing and continue in full force and effect for a period of three (3) years thereafter provided, however, that the
                                               --------  -------
          representations and warranties set forth in Section 2(h) shall survive until the expiration of the applicable statute of limitations (with extensions).



     (b)  Indemnification of Buyer.
          ------------------------

          In the event the Seller breaches any of its representations, warranties, and covenants contained in this Agreement provided that the Buyer makes a written claim for indemnification against the Seller, then the Seller agrees to indemnify hold harmless and defend the Buyer from and against the entirety of any Material Adverse Consequences the Buyer may suffer so long as such Material Adverse Consequences arise during the survival period of this Agreement, resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that
                                                        --------  -------
          the Indemnification provided for herein shall be limited to the Adjusted Purchase Price hereof, except the indemnity shall not be so limited in the case of any (x) fraud or (y) Material Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by any disclosure set forth, or omitted from, a Disclosure Schedule, which qualifies, or would qualify, any of the representations and warranties of the Seller.



     (c)  Indemnification of Seller.
          -------------------------

          In the event the Buyer breaches any of its representations, warranties, and covenants contained in this Agreement, provided that the Seller makes a written claim for indemnification against the Buyer, then the Buyer agrees to indemnify the Seller from and against the entirety of any Material Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Material Adverse Consequences the Seller may suffer so long as such Material Adverse Consequences arise during the survival period of this Agreement) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), provided, however, that the indemnification provided for herein shall
          --------  -------
          be limited to the Adjusted Purchase Price hereof.



     (d)  Representation.
          ---------------

          (i) If any third party shall notify any of Buyer, the Seller or any Taiwan Stockholder (each, an "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party"), then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after notice of the Third Party Claim; and (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).


     (e)  Buyer's Right of Offset.
          ------------------------

          Anything in this Agreement to the contrary notwithstanding, Buyer may withhold and set off against other amounts otherwise due Seller or a Taiwan Stockholder any amount as to which Seller or a Stockholder is obligated to indemnify.



8.        MISCELLANEOUS.
          -------------


     (a)  No Third Party Beneficiaries.
          ----------------------------

          This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.



     (b)  Entire Agreement.
          ----------------

          This Agreement (including the Exhibits and Schedules referred to herein) and the License Agreement in the form attached hereto as Exhibit E, constitute the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.



     (c)  Succession and Assignment.
          -------------------------

          This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that without such written approval the Buyer may: (i) assign any or all of its rights and interest hereunder to one or more Persons, and (ii) designate one or more Persons to perform its obligations hereunder.



     (d)  Execution and Counterparts.
          --------------------------

          This Agreement may be executed via facsimile in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument, provided that actual execution exemplars of each such facsimile signature must be forwarded and delivered to the other Parties no later than ten (10) days following the Closing.

     (e)  Headings.
          --------

          The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.



     (f)  Notices.
          -------

          All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two (2) business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

               If to the Buyer:


               NEW SYSTEM LTD.
               C/O Neuromedical Systems, Inc.
               Two Executive Boulevard
               Suffern, NY 10901, USA
               Attn: John B. Henneman, III
               Facsimile: (914) 368-4068



               If to the Seller:

               Papnet Far East, Ltd.
               3F-2, NO. 482, SEC. 5, Chung Hsiao E. Road
               Taipei,  Taiwan
               Tel : [002] 011+886 - 2 - 728-2296
               Fax : [002] 011+886 - 2 - 759-2273



               If to the Taiwan Stockholders:

               At the respective addresses set forth on the signature page hereto.



          Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including facsimile, personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any

          Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.



     (g)  Governing Law and Jurisdiction.
          ------------------------------

          This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each of the Parties submits to courts having jurisdiction in the State of New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in
          Section 9(f) above.



     (h)  Amendments and Waivers.
          ----------------------

          No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (i)  Severability.
          ------------

          Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.



     (j)  Construction.
          -------------

          The Parties have participated jointly in the negotiation of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation.



     (k)  Specific Performance.
          --------------------

          Each of the Buyer, the Seller and the Taiwan Stockholders agrees that each such Party may be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties, individually, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of equity or law having jurisdiction over the Parties and the matter, at law or in equity.



     (l)  Expenses.
          --------

          The Parties shall each bear their own costs and expenses incurred in connection with the transactions contemplated in this Agreement including, without limitation, the fees and expenses of their counsel and accountants.

     (m)  Risk of Loss.
          ------------

          The risk of loss of the Assets of the Seller shall remain with the Seller until the termination of the License Agreement.



     (n)  Remedies Cumulative.
          -------------------

          No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available hereunder, at law or in equity to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.



     (o)  Confidential Information and Publicity.
          --------------------------------------

          No party hereto shall make any public disclosure of the specific terms of this Agreement, except as required by law. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each of the Parties acknowledges that certain confidential information relating to such Parties may be disclosed to another Party. Each Party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except as reasonably necessary to discuss the transactions contemplated herein with attorneys, advisors, consultants, and Affiliates, and except as required to comply with any law or any provision of this Agreement or related documents necessary to consummate the transactions contemplated herein.



9.   DEFINITIONS.
     -----------

     "Adjusted Purchase Price" has the meaning set forth in Section 1(c).



     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Assets" means: (i) all right, title and interest in and to the Business, properties, assets and rights of any kind of the Seller, whether tangible or intangible, real or personal, and constituting, or used or useful in connection with, related to, the Seller's Business, including, but not limited to the Seller's (a) real property and fixtures, (b) personal property, (c) Intellectual Property, (d) equipment and real property leases, (e) agreements and contracts,
(f) accounts and notes receivable, (g) claims, deposits, prepayments, and refunds, (h) approvals, permits, licenses, registrations, certificates and similar rights obtained from governments and governmental agencies, (i) computers, software, data, books, records, ledgers, files, documents, correspondence, lists (including customer lists), advertising and promotional materials, studies, reports, and any other printed, written or digital materials, and (j) all Insurance Policies, to the extent assignable; provided,
                                                                      --------
however, that (ii) notwithstanding the foregoing, the Assets shall not include
-------
(a) Cash, (b) material relating uniquely to the corporate organization, maintenance, and existence of the Seller as a corporation, and (c) any of the rights of the Seller under this Agreement (or under any ancillary agreement between the Seller and the Buyer entered into on or after the date of this Agreement).



     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.



     "Buyer" has the meaning set forth in the Recitals of this Agreement above except with respect to Section 7 in which case it shall mean Buyer, its officers, directors, employees, agents, representatives, stockholders and their respective successors and assigns.


     "Business" means all of the business of Seller as conducted on the date hereof.



     "Closing Date" has the meaning set forth in Section 1(d).



     "Closing Financial Statement" has the meaning set forth in Section 2(f)



     "Closing" has the meaning set forth in Section 1(d).



     "Confidential Information" means any information concerning the Businesses and affairs of the Seller that is not already generally available to the public.



     "Disclosure Schedule" has the meaning set forth in Section 2.



     "Effective Time" has the meaning set forth in Section 1(b).

     "Employment Agreements" shall mean the employment agreements entered into by each of the persons listed on the attached Schedule D.



     "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance, or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.



     "Environmental, Health, and Safety Laws" means any one or more laws, statutes, rules, common law holdings, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety.



     "Excluded Liabilities" has the meaning set forth in Section 1(g).


     "Financial Statements" has the meaning set forth in Section 2(f).



     "GAAP" means generally accepted accounting principles as in effect from time to time.



     "Indemnified Party" has the meaning set forth in Section 7(d).



     "Indemnifying Party" has the meaning set forth in Section 7(d).



     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).



     "Joint Venture" means any contract, agreement or understanding between one or more of the Seller and any other Persons to undertake, contribute to or engage in any activity, in either a direct, intermediary or indirect capacity, and share or allocate as between such parties or Persons any portion of the capital, financing, labor, material, Intellectual Property, real or personal property, costs, expenses, profits, Liabilities or losses related either directly or indirectly to such activity.



     "Knowledge" means actual knowledge after reasonable investigation.



     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes, royalties or commissions.



     "License Agreement" means the License and Management Services Agreement, dated as of even date hereof, between the Buyer and the Seller, the form of which is attached hereto as Exhibit E.



     "Material Adverse Consequences" means any of one or more of the following which is subject in amount, singly or in the aggregate, to US$5,000 or more: any actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.



     "Most Recent Financial Statements" has the meaning set forth in Section
2(f).



     "Most Recent Fiscal Year End" has the meaning set forth in Section 2(f).



     "Ordinary Course of Business" means the ordinary course of business consistent with past day-to-day custom and practice (including with respect to quantity and frequency) as such business has been conducted during the calendar years of 1995, 1996 and 1997.



     "Partnership" means any contract, agreement or understanding between one or more of the Seller and any other Persons to undertake, contribute to or engage in any plan or activity, in either a direct, intermediary or indirect capacity, and share or allocate as between such parties or Persons any portion of the capital, financing, labor, material, Intellectual Property, real or personal property, costs, expenses, profits, Liabilities or losses related either directly or indirectly to such plan or activity.



     "Party" means, individually, each of the Buyer, the Seller and each of the Taiwan Stockholders, and collectively, "Parties" means all of the foregoing.



     "Person" means an individual, partnership, corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).



     "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Seller" has the meaning set forth in the Recitals of this Agreement.



     "Sellers" shall have the meaning set forth in the Recitals of this Agreement.


     "Seller Share" means any equity ownership share of the Seller.



     "Shares" means all issued and outstanding stock of the Seller as of the Closing.



  "Subsidiary" means any entity with respect to which a specified Person (or a Subsidiary thereof) owns 1% or more of the equity ownership thereof or has the power to vote, by ownership, agreement, understanding or otherwise, or direct the voting of sufficient securities to elect one or more directors.



     "Taiwan Stockholder " means any Person who holds any equity shares in the Seller.



     "Tax Liability" has the combined meanings of the definitions of "Tax" and "Liability."



     "Tax Return" means any return, declaration, report, claim for refund, or information return, examination reports, statements of deficiencies assessed against or agreed to, or any other statement relating to Taxes, any schedule or attachment to any such item and any amendment thereof.



     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, bulk sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.



     "Third Party Claim" has the meaning set forth in Section 8(d)



                                    *  *  *



                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.


     NEW SYSTEM, LTD.


        By: /s/ David Duncan, Jr.


        Title: Vice President



     PAPNET FAR EAST LTD.


        By: /s/ David Chang


        Title: President



                  [Signatures Continue on the Following Page]

     TAIWAN STOCKHOLDERS with respect to Sections 6, 7, 8 and 9 and such of the definitions in this Agreement applicable to such Sections:



     [/s/ Chinese Characters]

     Name:     [Chinese Characters]

     Address:  [Chinese Characters]



     [/s/ Chinese Characters]

     Name:     [Chinese Characters]

     Address:  [Chinese Characters]



     [/s/ Chinese Characters]

     Name:     [Chinese Characters]

     Address:  [Chinese Characters]



     [/s/ Chinese Characters]

     Name:     [Chinese Characters]

     Address:  [Chinese Characters]



     [/s/ Chinese Characters]

     Name:     [Chinese Characters]
     Address:  [Chinese Characters]

                        SCHEDULES, EXHIBITS AND ANNEXES


     Schedule A  [Intentionally Omitted]

     Schedule B  [Intentionally Omitted]

     Schedule C  Allocation Schedule

     Schedule D  Employment Agreement

     Disclosure Schedules

     Exhibits:
     --------


                  Exhibit A  Form of Bill of Sale
                  Exhibit B  Form of Receipt
                  Exhibit C  Form of Officer's Certificate
                  Exhibit D  Form of Secretary's Certificate
                  Exhibit E  Form of License Agreement


     Ancillary documents:
     -------------------


                  Seller's Resolutions
                  Wire Payment Instructions